PREFERRED STOCK PURCHASE AGREEMENT


     This PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 11th5th day of OctoberJuly, 2002 between American Millennium Corporation, Inc., a New Mexico corporation (the "Company"), and LISEN, LLC (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series A Non-Voting Convertible Preferred Stock, par value $0.001 (the "Preferred Stock") convertible into the Company's Common Stock, par value $0.001 (the "Common Stock"), on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                 AGREEMENT TO PURCHASE AND SELL PREFERRED STOCK

     1.1 AGREEMENT TO PURCHASE AND SELL PREFERRED STOCK. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser at the Closing (as defined below), and the Purchaser agrees to purchase from the Company at the Closing, Two Million Five Hundred Thousand Dollars ($2,500,000_______) aggregate purchase price of Preferred Stock, par value $0.001, of the Company having the terms and conditions set forth in the Statement of Determination of Preferences of Series A Non-Voting Convertible Preferred Stock of American Millennium Corporation, Inc. (the "Certificate") substantially in the form attached hereto (the "Shares") at a price per share (the "Per Share Purchase Price") set forth in Section 1.2 below.

     1.2 PER SHARE PURCHASE AND CONVERSION PRICES. The Per Share Purchase Price shall be Two Dollars and Fifty Cents ($2.50). The "Conversion Price" for each share of Preferred Stock into Common Stock shall be the amount that is thirty per cent (30%) less than the average of the closing sales or bid price, as the case may be, of the Companys Common Stock, as reported by the National Quotation Bureau, Inc., or the OTC Bulletin Board, or the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades for the twenty (20) consecutive trading days immediately prior to the date of the conversion, not to be less than Fifty Cents ($0.50) per share of the Companys Common Stock.

     1.3 REGISTRATION. The Company will use its best efforts to cause the Subject Stock (as defined in the Registration Rights Agreement) to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder.

     1.4 REPURCHASE. The Company shall have the right at any time to purchase the Preferred Stock sold under this Agreement for the purchase price plus any accrued dividends.

                                   SECTION 2
                             CLOSING DATE; DELIVERY

     2.1 CLOSING DATE. The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Jose L. Lindner , at 11:00 a.m. (Central Standard time), October 11July 5, 2002, or at such other time and place as the Company and the Purchaser mutually agree (the date of the Closing being hereinafter referred to as the "Closing Date").

     2.2 DELIVERY OF SHARES. At the Closing, the Company will deliver to the Purchaser a certificate or certificates representing the Shares against payment of the aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) by wire transfer of immediately available funds to an account designated by the Company. The certificate or certificates representing the Shares and the shares of Common Stock issuable upon conversion of the Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

     "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration.

     The shares represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, set forth in an agreement dated as of October 11July 5, 2002 between the Company and LISEN, LLC, a copy of which agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

     The Company agrees (i) to remove the legend set forth in the second preceding paragraph upon receipt of an opinion of counsel in form and substance reasonably satisfactory to the Company that the Shares or the shares of Common Stock issuable upon conversion of the Shares are eligible for transfer without registration under the Securities Act and (ii) to remove the legend set forth in the immediately preceding paragraph at such time as the Shares (or the shares of Common Stock issuable upon conversion of the Shares) may be transferred in compliance with Section 8 or upon the termination of the covenants of Section 8 as provided for in Section 9.4.

     2.3 DELIVERY OF NSI GLOBAL INC STOCK. In addition, Company shall deliver at the Closing a certificate representing One Million Six Hundred and Eighty Thousand (1,680,000) shares of NSI Global Inc stock. The Company shall deliver documentation that will provide assignment of the right to thirty percent (30%) of the Companys rights in options to acquire additional shares of NSI Global Inc stock pursuant to the NSI Global Inc/Company Share Agreement.

                                   SECTION 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     3.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of New Mexico and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

     3.2 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement (attached hereto), the authorization, sale, issuance and delivery of the Shares hereunder, and the performance of the Company's obligations hereunder and under said Agreements has been taken. This Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 4 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

     3.3 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Articles of Incorporation or By-laws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which could have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially impair or restrict the Company's power to perform its obligations as contemplated under said Agreements.

     3.4 SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since December 31, 2001 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements as permitted by Form 10Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicted in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operation and cash flows for the period then ending in accordance with GAAP (subject, in the case of the unaudited statements, to normal year end audit adjustments).

     3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents since the date of the most recent audited financial statements included in the SEC Documents, there has not been (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any damage, destruction or loss of property, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or (iv) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in GAAP.

     3.6 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC.


                                   SECTION 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     4.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Missouri and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

     4.2 AUTHORITY. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement (attached hereto), the authorization, sale, issuance and delivery of the Shares hereunder, and the performance of the Company's obligations hereunder and under said Agreements has been taken. This Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 4 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

     4.3 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Articles of Incorporation or By-laws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which could have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially impair or restrict the Company's power to perform its obligations as contemplated under said Agreements.

     4.4 INVESTMENT. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations and warranties contained herein.

     4.5 DISCLOSURE OF INFORMATION. The Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Purchaser under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

     4.6 INVESTMENT EXPERIENCE. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for himself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

     4.7 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     4.8 RESTRICTED SECURITIES. The Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the Shares sold hereunder except as provided in the Registration Rights Agreement.

                                   SECTION 5
                   CONDITIONS TO OBLIGATION OF THE PURCHASER

     The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the Purchaser, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in Section 3 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

     5.4 NO LAW PROHIBITING OR RESTRICTING SALE OF THE SHARES. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares with full benefits afforded the Preferred Stock or the Common Stock into which the Preferred Stock is convertible (except as otherwise provided in this Agreement).

     5.5 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto.

                                   SECTION 6
                    CONDITIONS TO OBLIGATION OF THE COMPANY

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 4 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date.

     6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

     6.4 NO LAW PROHIBITING OR RESTRICTING THE SALE OF THE SHARES. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares with full benefits afforded the Preferred Stock or the Common Stock into which the Preferred Stock is convertible (except as otherwise provided in this Agreement).

     6.5 THE PURCHASER. The Purchaser shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

                                   SECTION 7
                            COVENANTS OF THE COMPANY

     7.1 REGISTRATION RIGHTS. The Company will comply with the provisions regarding registration rights contained in the Registration Rights Agreement attached hereto as Exhibit A.

     7.2 PROFIT PARTICIPATION. The Purchasers shall be entitled to participation in the profits derived from the License by the Company in an amount of twenty-five percent (25%), said profit participation to last until the License expires or is terminated. Purchase by the Corporation of the Series A Preferred Stock shall not terminate said profit participation by the holders. The Company will generate a financial mechanism to account for the profits derived from the License and provide it to the Purchasers.

     7.3 RIGHT OF FIRST PAYMENT. Should the Company sell, or be forced to sell, the Vistar Regional Operator license for South America (the License), or the business established to implement that License, Company shall redeem the Preferred Stock at the Original Issue Price unless otherwise dictated by law or regulation.

                                   SECTION 8
                           COVENANTS OF THE PURCHASER

     8.1 RIGHT OF FIRST REFUSAL. Prior to making any sale or transfer of the Shares (other than a sale or transfer registered under the Securities Act or pursuant to Rule 144, or a sale or transfer of that number of Shares representing less than three percent (3%) of the Company's outstanding Common Stock, as converted, to any person or group), the Purchaser shall give the Company the opportunity to purchase such Shares in the following manner:

     (i) The Purchaser shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the approximate number of the proposed purchasers or transferees, the amount of Shares proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

     (ii) The Company shall have the right, exercisable by written notice given by the Company to the Purchaser within five (5) business days after receipt of such Transfer Notice, to purchase all but not part of the Shares specified in such Transfer Notice for cash per share equal to the Transfer Price, provided, within five (5) business days after written notice of exercise by the Company, the Company shall provide the Purchaser with evidence satisfactory to the Purchaser (by written commitment letter subject only to customary representations, diligence and documentation, letter of credit or otherwise) of its ability to finance such repurchase.

     (iii) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within ten (10) business days after the Company gives notice of such exercise. Upon exercise of its right of first refusal, the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

     (iv) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Purchaser shall be free, during the period of ninety (90) calendar days following the expiration of such time for exercise, to sell the Shares specified in such Transfer Notice on terms no less favorable to the Purchaser than the terms specified in such Transfer Notice.

     8.2 ACTS IN CONCERT WITH OTHERS. Except as contemplated herein with regard to permissible sales of the Purchaser's Shares, the Purchaser shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any Person, for the purpose of acquiring, holding or disposing of Shares of the Company owned by the Purchaser.

     8.3 RESTRICTIONS ON TRANSFER OF SHARES. For a period of one year from the date of this Agreement, the Purchaser shall not, directly or indirectly, sell, transfer, pledge or hypothecate any Shares (or shares of Common Stock received upon the conversion of the Shares) owned by it except (i) to the Company or any person or group approved in writing by the Company, or (ii) to a corporation of which the Purchaser owns not less than 50% of the voting power entitled to be cast in the election of directors (a "Controlled Corporation"), so long as such Controlled Corporation agrees to hold such Shares subject to all the provisions of this Agreement, including this Section 8.6, and agrees to transfer such Shares to the Purchaser or another Controlled Corporation of the Purchaser if it ceases to be a Controlled Corporation of the Purchaser. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Purchaser may enter into bona fide transactions through a nationally recognized investment banking firm which constitute a hedge against changes in the market price of the Common Stock, provided, however, no public disclosure is made with respect to such hedge transactions, except in an initial Schedule 13D, the text of which is reasonably satisfactory to the Company, or if in the opinion of counsel to Purchaser such disclosure is required as a matter of law.

     8.4 ACQUISITION OF STOCK. The Purchaser shall advise management of the Company as to the Purchaser's general plans to acquire shares of Common Stock, or rights thereto, reasonably in advance of any such acquisitions. All of the Purchaser's purchases of Common Stock shall be in compliance with applicable laws and regulations and the provisions of this Agreement.

                                   SECTION 9
                                 MISCELLANEOUS

     9.1 CERTAIN DEFINITIONS. As used in this Agreement:

     (a) The term "Voting Stock" means the Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency).

     (b) The terms "Beneficial Owner," "beneficial Ownership" and "group" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

     (c) The term "Person" shall mean any person, individual, corporation, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

     (d) The term "Change of Control" shall mean (i) an acquisition of Voting Stock by a Person or group in a purchase or transaction or series of related purchases or transactions if immediately thereafter such Person or group has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Stock; (ii) the execution of an agreement providing for a tender offer, merger, consolidation or reorganization, or series of such related transactions involving the Company, unless the stockholders of the Company, immediately after such transaction or transactions are the Beneficial Owners of at least fifty percent (50%) of the Voting Stock; (iii) a change or changes in the membership of the Company's Board of Directors which represent a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then existing Board of Directors and do not occur within twelve months of the commencement, threat or proposal of an Election Contest, tender offer or other transaction which would constitute a Change of Control under
     (i) or (ii) of this Section 9.1(d)); or (iv) a sale of all or substantially all of the Company's assets.

     (e) The term "Insolvency Proceeding" shall mean (i) an assignment for the benefit of creditors, (ii) the filing by or against Company of a petition to have Company adjudged insolvent, bankrupt or seeking a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership, (iii) an appointment of a receiver or trustee for all or substantially all of the assets of the Company, (iv) a public admission in writing of the Company's inability to pay its debts as they come due, or
     (v) the adoption of a plan of liquidation or dissolution by the Board of Directors of the Company.

     (f) The term "Significant Event" means (i) any proposed amendment to the Articles of Incorporation or By-laws of the Company (other than a proposal to increase the number of authorized shares of Common Stock or Preferred Stock; provided such increase(s) is (are) not contrary to clause (v) of this Section 9.1 (f)), (ii) a disposition of the Company (by way of merger, disposition of assets or otherwise), (iii) a recapitalization of the Company, (iv) a liquidation of the Company, or (v) any vote pursuant to any provision of law or the Company's Articles of Incorporation or By-laws requiring or permitting shareholders to approve any business combination proposed by or with another Person or its affiliates which have acquired a certain percentage of the Company's shares or to grant voting rights to such Person or to waive or adopt provisions requiring such a vote.

     9.2 BEST EFFORTS. Each of the Company and the Purchaser shall use its best efforts to take all actions required under any law, rule or regulation adopted subsequent to the date hereto to ensure that the conditions to the Closing set forth herein are satisfied on or before the Closing Date.

     9.3 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

     9.4 SURVIVAL; TERMINATION OF COVENANTS. The representations and warranties in Sections 3 and 4 of this Agreement shall not survive the Closing except for the representations and warranties in Sections 4.3 and 4.7 hereof, which shall continue to survive. The covenants of the Company and the Purchaser under
Section 7 and Section 8 hereof shall terminate on the fifth anniversary of this Agreement, provided the Purchaser's covenants in Section 8 shall terminate in the event of a Change of Control or Insolvency Proceeding.

     9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Certificate and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The enforceability and validity of this Agreement and the Registration Rights Agreement are each to be determined separately and any finding that such Registration Rights Agreement is invalid or unenforceable shall have no effect on the validity or enforceability of this Agreement.

     9.7 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

        To the Company:                         To the Purchaser:

        1010 Tenth Street                       LISEN, LLC
        Suite 100                               PO Box 1037
        Golden, CO 80401                        Columbia, MO 65205
        Attention:  Chief Executive Officer

     9.8 BROKERS.

     (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

     (b) The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

     9.9 FEES, COSTS AND EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

     9.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.11 INITIAL PUBLIC ANNOUNCEMENT. The Company and the Purchaser shall agree on the form and content of the initial public announcement which shall be made concerning this Agreement and the transactions contemplated hereby, and neither the Company nor the Purchaser shall make such public announcement without the consent of the other, except as required by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.


AMERICAN MILLENNIUM CORPORATION, INC.


By:             /s/  Garrett L. Thomas

Name:   Garrett L. Thomas
Title:  President & Chief Executive Officer


LISEN, LLC


By:    /s/  Jerry D. Kennett                   By:     /s/  Jose L. Lindner
Name:   Jerry D. Kennett                     Name:    Jose L. Lindner


                                  PROPRIETARY